Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated March 9, 2010 relating to the consolidated financial statements and financial statement schedules of Arizona Chem Sweden Holdings AB and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP
Jacksonville, Florida April 12, 2010